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                                                                    EXHIBIT 10.2

                            CENTERPOINT ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

            Pursuant to this Award Agreement, CENTERPOINT ENERGY, INC. (the "Company") hereby grants to [NAME] (the "Participant"), an employee of the Company, on [GRANT DATE] (the "Grant Date"), [NUMBER] restricted shares of Common Stock of the Company (the "Restricted Stock"), pursuant to the LONG-TERM INCENTIVE PLAN OF CENTERPOINT ENERGY, INC. (the "Plan"), with such number of shares being subject to adjustment as provided in Section 14 of the Plan, and further subject to the terms, conditions and restrictions described in the Plan and as follows:

            1. RELATIONSHIP TO THE PLAN; DEFINITIONS.

            This grant of Restricted Stock is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:

            "DISABILITY" means a physical or mental impairment of sufficient severity such that the Participant is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

            "EMPLOYMENT" means employment with the Company or any of its Subsidiaries.

            "RETIREMENT" means termination of Employment on or after attainment of age 55 and with at least five years of service with the Company.

            2. ESTABLISHMENT OF RESTRICTED STOCK ACCOUNT. The grant of shares of Restricted Stock pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in Section 10 of this Award Agreement, the shares of Restricted Stock credited to the Participant's bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as the holder of shares of Common Stock representing such shares of Restricted Stock on the records of the Company as provided in Section 6 of this Award Agreement.


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            3. VESTING OF RESTRICTED STOCK. Unless earlier forfeited or vested in accordance with Section 4 below or receipt of a cash payment pursuant to
Section 5 below, the Participant's right to receive 100% of the shares of Restricted Stock shall vest on [DATE].

            The Participant must be in continuous Employment through the vesting date in order for the Restricted Stock to vest on such date; otherwise, all such shares shall be forfeited as of the Participant's termination date.

            4. ACCELERATED VESTING AND FORFEITURE. If, prior to the vesting of the shares of Restricted Stock pursuant to Section 3 above and prior to the Participant's receipt of any cash payment pursuant to Section 5 below, the Participant's Employment is terminated due to (a) death, (b) Disability, or (c) Retirement, then the Participant shall vest in the right to receive a number of the shares of Restricted Stock determined by multiplying (i) the total number of shares of Restricted Stock granted under this Award Agreement by a (ii) fraction, the numerator of which is the number of days that have elapsed from the Grant Date, and the denominator of which is the total number of days in the vesting period (which commences on the Grant Date and ends on the date the shares would have fully vested under Section 3). Such vested shares of Restricted Stock shall be delivered to the Participant as soon as practicable following the Participant's termination date. All remaining unvested shares of Restricted Stock as of the Participant's termination date shall be forfeited as of such date.

            5. CASH PAYMENT UPON A CHANGE OF CONTROL. Notwithstanding anything herein to the contrary, upon or immediately prior to the occurrence of any Change of Control of the Company, the Participant's right to receive the shares of Restricted Stock shall be settled by a cash payment to the Participant equal to the product of (i) the Fair Market Value per share of Common Stock on the date immediately preceding the date on which the Change of Control occurs and
(ii) the number of shares of Restricted Stock not previously vested or forfeited pursuant to Section 3 or Section 4 above. Such cash payment shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full.

            6. PAYMENT OF AWARD. Upon the vesting of the Participant's right to receive the shares of Restricted Stock pursuant to Section 3 or Section 4 of this Award Agreement, a number of shares of Common Stock equal to the number of vested shares of Restricted Stock shall be registered in the name of the Participant and certificates representing such Common Stock shall be delivered to the Participant as soon as practicable after the date upon which the Participant's right to such shares vested according to the provisions of Section 3 or Section 4 above. The Company shall have the right to withhold applicable taxes from any such payment of the Restricted Stock (including, but not limited to, from any amounts payable as provided in the following paragraph in respect of dividends) or from other compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan.

            If the Restricted Stock became vested pursuant to Section 3 above, upon delivery of shares of Common Stock representing Restricted Stock pursuant to the foregoing paragraph of this Section 6, the Participant shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, announced or paid on such shares of Restricted Stock after the Grant Date but prior to the date such shares of Common Stock are delivered to the Participant. If the Participant becomes vested in all or a portion of the shares of Restricted Stock under Section 4


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above or the Participant becomes entitled to a cash payment under Section 5 above prior to becoming vested under Section 3 above, upon delivery of shares of Common Stock representing Restricted Stock pursuant to the foregoing paragraph of this Section 6 or payment of a cash payment under Section 5 above, as applicable, the Participant shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, announced or paid on such shares of Restricted Stock after the Grant Date but prior to the date such shares of Common Stock are delivered to the Participant.

            7. CONFIDENTIALITY. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys' fees, and take any other lawful actions to enforce this Award Agreement.

            8. NOTICES. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.

            Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.

            9. SHAREHOLDER RIGHTS. The Participant shall have no rights of a shareholder with respect to the Restricted Stock, unless and until the Participant is registered as the holder of shares of Common Stock representing such Restricted Stock on the records of the Company, as provided in Section 6 of this Award Agreement.

            10. SUCCESSORS AND ASSIGNS. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are transferable by the Participant to Immediate Family Members, Immediate Family Member Trusts, and Immediate Family Member Partnerships pursuant to Section 13 of the Plan.

            11. NO EMPLOYMENT GUARANTEED. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary, or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

            12. MODIFICATION OF AGREEMENT. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.


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